APOGEE REPORTS SIGNIFICANT FISCAL 2015 Q3 SALES, EARNINGS GROWTH

•	Revenues up 23 percent

•	Operating income up 62 percent

•	Backlog grew to $494 million, up 65 percent

•	FY15 EPS outlook raised to $1.64 to $1.72

MINNEAPOLIS, MN (December 17, 2014) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2015 third-quarter results. Apogee provides distinctive solutions for enclosing commercial buildings and framing art.

FY15 THIRD QUARTER VS. PRIOR-YEAR PERIOD

•	Revenues of $244.4 million were up 23 percent.

•	Operating income of $20.6 million was up 62 percent.

•	Earnings per share of $0.47 were up 42 percent.

◦	Prior year benefitted from a lower tax rate.

•	Backlog of $493.9 million was up 65 percent, or $194 million.

•	Cash and short-term investments were $34.3 million.

COMMENTARY
“I am pleased that Apogee again achieved another quarter of outstanding revenue and earnings growth,” said Joseph F. Puishys, Apogee chief executive officer. “In our third quarter, all four segments had double-digit revenue growth, while all but one segment had strong earnings growth.

“Architectural glass operating income tripled, and the architectural framing systems and large-scale optical segments each saw approximately 30 percent growth in operating income,” he said. “Operating income in the architectural services segment was impacted by writedowns on a few projects, issues of which were resolved.

“During the quarter, Apogee improved gross margin by 140 basis points and operating margin by 200 basis points,” said Puishys. He added, “At 8.4 percent, our operating margin is at its highest level in five years. Overall Apogee converted 21 percent of incremental organic growth to operating margin.

“At the same time, our backlog grew sequentially and year on year to its highest level in six years, as we continue to win future work at improving margins,” he said.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“We are expecting a strong finish to fiscal 2015 and have raised the bottom end of our earnings per share outlook and now expect to earn $1.64 to $1.72 per share for the year,” Puishys said.

FY15 THIRD-QUARTER SEGMENT AND OPERATING RESULTS VS. PRIOR-YEAR PERIOD

Architectural Glass

•	Revenues of $90.3 million were up 23 percent.

•	Operating income grew to $5.8 million, compared to $1.6 million.

◦	Operating margin expanded 430 basis points to 6.5 percent, compared to 2.2 percent.

•	As the U.S. non-residential sector continues to strengthen, the architectural glass segment is benefitting from operating leverage on volume growth and improved pricing.

Architectural Services

•	Revenues of $56.2 million were up 10 percent.

•	Operating income was $0.3 million, compared to $0.4 million.

◦	Operating margin was 0.6 percent, compared to 0.7 percent.

◦	Operating results were impacted by writedowns on a few projects, issues of which were resolved.

Architectural Framing Systems

•	Revenues of $80.4 million were up 36 percent, with organic growth of 19 percent excluding the Canadian acquisition in the third quarter of fiscal 2014.

◦	U.S. businesses in the segment had double-digit growth.

•	Operating income of $7.6 million was up 31 percent from $5.8 million.

◦	Operating margin was 9.4 percent, compared to 9.8 percent.

◦	Good operational performance in the segment was offset by higher aluminum costs and charges related to the acquisition of Custom Window assets in fiscal 2014.

Large-Scale Optical Technologies

•	Revenues of $25.5 million were up 13 percent, driven by strong orders for all channels, particularly in retail.

•	Operating income of $7.9 million was up 30 percent from $6.1 million.

◦	Operating margin expanded 410 basis points to 30.8 percent, compared to 26.7 percent.

◦	Segment results benefitted from a richer product mix.

Consolidated Backlog

•	Backlog of $493.9 million increased from $480.2 million in the second quarter and $299.9 million in the prior-year period.

◦	Approximately $182 million, or 37 percent, of the backlog is expected to be delivered in fiscal 2015, and approximately $312 million, or 63 percent, in fiscal 2016 and beyond.

Financial Condition

•	Debt was $22.6 million, compared to $20.7 million in the prior-year period. Almost all the debt is long-term, low-interest industrial revenue bonds.

•	Cash and short-term investments totaled $34.3 million, compared to $28.7 million at the end of fiscal 2014 and $22.5 million in the prior-year period.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

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•	Non-cash working capital was $98.5 million, compared to $77.3 million at the end of fiscal 2014 and $72.1 million in the prior-year period.

•	Capital expenditures year to date were $18.7 million, compared to $17.3 million in the prior-year period.

•	Depreciation and amortization year to date was $21.6 million.

OUTLOOK
“We are confident about the fourth quarter and have raised our outlook for the full year to earnings of $1.64 to $1.72 per share, from $1.62 to $1.72 per share,” said Puishys. “We continue to expect revenue growth of at least 20 percent for fiscal 2015.

“Our backlog for fiscal 2016 and beyond is strong, and with our robust bidding and quoting activity, we believe our backlog will again grow sequentially in the fourth quarter,” he said. “The strength we are seeing in our architectural business combined with positive forecasts for our commercial construction markets give us continued confidence in sustained growth for Apogee.

“Regarding our architectural services segment, we expect that the full year will show improvement in operating margin compared to fiscal 2014. We anticipate that the segment’s fourth quarter operating margin will improve significantly from the third quarter, but will be down slightly compared to the prior-year period based on expected project timing,” he said.

“We expect that capital spending for fiscal 2015 will be approximately $35 million, including capacity expansions underway in architectural glass and architectural finishing,” he said. “We again expect to be free cash flow positive after this level of investments.” He added that the fiscal 2015 gross margin is anticipated to be approximately 22 percent.

“Our strategies to grow through new geographies, new products and new markets along with our focus on productivity and operational improvements are delivering results,” Puishys said. “We have extended our long-term outlook to fiscal 2018 expectations for revenues of $1.3 billion at 12 percent operating margin.”

TELECONFERENCE AND SIMULTANEOUS WEBCAST
Apogee will host a teleconference and webcast at 9 a.m. Central Time tomorrow, December 18. To participate in the teleconference, call 1-877-703-6108 toll free or 857-244-7307 international, access code 20304620. The replay will be available from noon Central Time on December 18 through midnight Central Time on January 9, 2015, by dialing 1-888-286-8010, access code 83682857. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on “investor relations” and then the webcast link at the top of that page. The webcast also will be archived on the company’s web site.

ABOUT APOGEE ENTERPRISES
Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

▪	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.

▪	Architectural Services segment consists of Harmon, Inc., one of the largest U.S. full-service building glass installation and renovation companies.

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▪
Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products; Alumicor, a fabricator of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

▪	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for the custom picture framing market.

USE OF NON-GAAP FINANCIAL MEASURES
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release also contains non-GAAP financial measures. Specifically, Apogee has presented backlog, free cash flow, non-cash working capital and organic growth. Backlog is defined as the dollar amount of revenues Apogee expects to recognize in the future from firm contracts or orders received, as well as those that are in progress. Free cash flow is defined as net cash flow provided by operating activities, minus capital expenditures. Non-cash working capital is defined as current assets, excluding cash and short-term available for sale securities, short-term restricted investments and current portion of long-term debt, less current liabilities. The organic growth rate is defined as growth excluding that from Alumicor, Apogee’s Canadian storefront business. Apogee believes that use of these non-GAAP financial measures enhances communications as they provide more transparency into management’s performance with respect to cash, current assets and liabilities, and revenue growth without the extraordinary effect of recent acquisitions. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) operational risks: i) the cyclical nature and market conditions of the North American and Latin American commercial construction industries, which impact our three architectural segments; ii) consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; iii) actions of competitors or new market entrants; iv) ability to fully and efficiently utilize production capacity; v) product performance, reliability, execution or quality problems; vi) installation project management issues that could result in losses on individual contracts; vii) changes in consumer and customer preference, or architectural trends and building codes; and viii) dependence on a relatively small number of customers in certain business segments; (B) financial risks: i) revenue and operating results that are volatile; and ii) financial market disruption, which could impact company, customer and supplier credit availability; (C) self-insurance risk related to a material product liability or other event for which the company is liable; (D) cost of compliance with environmental regulations; (E) potential impact on financial results if one or more senior executives were no longer active with the company; and (F) integration of two recent acquisitions. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2014.

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Apogee Enterprises, Inc.

(Tables follow)

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Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Income
(Unaudited)
	Thirteen	Thirteen		Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
Dollar amounts in thousands, except for per share amounts	November 29, 2014	November 30, 2013	Change	November 29, 2014	November 30, 2013	Change

Net sales	$244,410	$199,430	23%	$687,238	$557,028	23%
Cost of goods sold	187,757	156,042	20%	539,826	438,719	23%
Gross profit	56,653	43,388	31%	147,412	118,309	25%
Selling, general and administrative expenses	36,028	30,681	17%	103,474	90,129	15%
Operating income	20,625	12,707	62%	43,938	28,180	56%
Interest income	243	206	18%	706	593	19%
Interest expense	357	228	57%	774	973	(20)%
Other (expense) income, net	(16)	107	N/M	1,461	72	1,929%
Earnings before income taxes	20,495	12,792	60%	45,331	27,872	63%
Income tax expense	6,759	3,124	116%	8,703	7,924	10%
Net earnings	$13,736	$9,668	42%	$36,628	$19,948	84%

Earnings per share - basic	$0.47	$0.34	38%	$1.27	$0.70	81%
Average common shares outstanding	28,725,412	28,483,460	1%	28,758,986	28,439,421	1%
Earnings per share - diluted	$0.47	$0.33	42%	$1.25	$0.68	84%
Average common and common equivalent shares outstanding	29,357,729	29,376,301	—%	29,349,533	29,308,095	—%
Cash dividends per common share	$0.1000	$0.0900	11%	$0.3000	$0.2700	11%

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Apogee Enterprises, Inc.

Business Segments Information
(Unaudited)
	Thirteen	Thirteen		Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
	November 29, 2014	November 30, 2013	Change	November 29, 2014	November 30, 2013	Change
Sales
Architectural Glass	$90,268	$73,365	23%	$254,138	$218,142	17%
Architectural Services	56,178	51,167	10%	167,146	139,820	20%
Architectural Framing Systems	80,411	58,981	36%	221,369	152,877	45%
Large-scale Optical	25,546	22,699	13%	64,969	61,917	5%
Eliminations	(7,993)	(6,782)	(18)%	(20,384)	(15,728)	(30)%
Total	$244,410	$199,430	23%	$687,238	$557,028	23%
Operating income (loss)
Architectural Glass	$5,836	$1,641	256%	$11,935	$3,782	216%
Architectural Services	323	351	(8)%	2,279	(1,401)	N/M
Architectural Framing Systems	7,596	5,782	31%	16,974	13,026	30%
Large-scale Optical	7,879	6,058	30%	15,990	16,072	(1)%
Corporate and other	(1,009)	(1,125)	10%	(3,240)	(3,299)	2%
Total	$20,625	$12,707	62%	$43,938	$28,180	56%

Consolidated Condensed Balance Sheets
(Unaudited)

	November 29, 2014	March 1, 2014
Assets
Current assets	$276,084	$242,792
Net property, plant and equipment	192,053	193,946
Other assets	123,993	128,619
Total assets	$592,130	$565,357
Liabilities and shareholders' equity
Current liabilities	$143,351	$136,834
Long-term debt	22,505	20,659
Other liabilities	52,074	55,234
Shareholders' equity	374,200	352,630
Total liabilities and shareholders' equity	$592,130	$565,357

N/M = Not meaningful

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended
Dollar amounts in thousands	November 29, 2014	November 30, 2013

Net earnings	$36,628	$19,948
Depreciation and amortization	21,558	19,576
Stock-based compensation	3,705	3,471
Proceeds from new markets tax credit transaction, net of deferred costs	—	7,752
Other, net	(4,387)	(5,515)
Changes in operating assets and liabilities	(20,424)	(2,526)
Net cash provided by operating activities	37,080	42,706
Capital expenditures	(18,659)	(17,255)
Proceeds on sale of property	204	733
Acquisition of businesses, net of cash acquired	—	(52,806)
Net sales of restricted investments	2,067	2,768
Net sales of marketable securities	805	23,617
Investments in life insurance	(739)	—
Net cash used in investing activities	(16,322)	(42,943)
Proceeds from issuance of debt	1,946	—
Payments on debt	(38)	(10,068)
Shares withheld for taxes, net of stock issued to employees	(3,615)	(961)
Repurchase and retirement of common stock	(6,894)	—
Dividends paid	(8,875)	(7,868)
Other, net	2,520	1,663
Net cash used in financing activities	(14,956)	(17,234)
Increase (decrease) in cash and cash equivalents	5,802	(17,471)
Effect of exchange rates on cash	(200)	(443)
Cash and cash equivalents at beginning of year	28,465	37,767
Cash and cash equivalents at end of period	$34,067	$19,853

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com